Exhibit 1.3.2

BY-LAWS

of

SALOMON SMITH BARNEY INC.
(a New York corporation)

As amended through July 2, 2001

Salomon Smith Barney Inc.

BY-LAWS

ARTICLE I.

OFFICES.

SECTION 1.    The registered office of the corporation in the State of New York shall be at 388 Greenwich Street, New York, NY 10013. The principal place of business of the corporation shall be at 388 Greenwich Street, New York, NY 10013, or at such other place as the board of directors may hereafter determine.

SECTION 2.    The corporation may also have offices at such other places both within and without the State of New York as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II.

MEETINGS OF SHAREHOLDERS.

SECTION 1.    All meetings of the shareholders shall be held at the principal place of business of the corporation or at such other place, within or without the State of New York, as the board of directors shall determine.

SECTION 2.    An annual meeting of shareholders shall be held in each year the third Tuesday in April if not a legal holiday, and if a legal holiday, then on the next business day following, at 10:00 A.M., at which the shareholders shall elect by a plurality vote a board of directors and transact such other business as may properly be brought before the meeting. Special meetings of shareholders may be held at such times as the board of directors shall determine.

SECTION 3.    Written notice of the annual meeting or any special meeting of shareholders stating the place, date and hour of the meeting and the purposes of the meeting shall, unless otherwise prescribed by statute, be given personally or by first class mail to each shareholder entitled to vote thereat at least ten days but not more than sixty days before the date of the meeting.

SECTION 4.    The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every election of directors, a complete list of the shareholders entitled to vote at said election, arranged in alphabetical order with the residence of and the number of voting shares held by each. Such list shall be open, at the place where said election is to be held, for ten days to the examination of any shareholder, and shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any shareholder who may be present.

SECTION 5.    Special meetings of the shareholders, for any purpose or purposes, may be called by the board of directors, the chairman of the board of directors or the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of shareholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

SECTION 6.    The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

At each meeting of shareholders for the election of directors the voting for directors shall not be by ballot unless the holders of record of a majority of the shares of stock present in person or represented by proxy at such meeting and entitled to vote thereat shall so determine.

SECTION 7.    When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present or represented by proxy shall, unless otherwise prescribed by statute or by the certificate of incorporation, decide any question brought before such meeting, except that directors shall be elected by a plurality of the votes cast.

SECTION 8.    Each shareholder shall at every meeting of the shareholders be entitled to the vote, if any, provided for each such share of stock in the certificate of incorporation of the corporation, in person or by proxy, for each share of stock held by him which has voting power upon the matter in question, but no proxy shall be voted after eleven months from its date unless the proxy provides for a longer period, and, except where the transfer books of the corporation have been closed or a date has been fixed as a record date for the determination of its shareholders entitled to vote, as hereinafter provided, no share of stock shall be voted at any election for directors which has been transferred on the books of the corporation within twenty days next preceding such election of directors.

SECTION 9.    The board of directors may fix in advance a date, not less than ten nor more than sixty days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of stock shall go into effect, or a date in connection with obtaining the consent of shareholders for any purpose, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of stock, or to give such consent, and in such case such shareholders of record on the date so fixed shall be entitled to such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

SECTION 10.    Any action required by law to be taken at any annual or special meeting of shareholders of the corporation, or any action which may be taken at any annual or special meeting of shareholders of the corporation, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

ARTICLE III.

DIRECTORS.

SECTION 1.    The number of directors which shall constitute the whole board shall be determined from time to time by the board of directors or the shareholders. The directors shall be elected at the annual meeting of the shareholders, except as provided in Section 2 of this Article, and each director elected shall hold office until the annual meeting of shareholders next succeeding his election and until his successor is duly elected and shall qualify.

SECTION 2.    Vacancies (including vacancies created by a director being removed without cause), and newly created directorships resulting from any increase in the authorized number of directors, may be filled by a majority vote of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual meeting of shareholders and until their successors are duly elected and shall qualify.

SECTION 3.    The business of the corporation shall be managed under the direction of its board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the shareholders.

SECTION 4.    The board of directors may hold meetings, both regular and special, either within or without the State of New York.

SECTION 5.    The first meeting of each newly elected board of directors shall be held as soon as practicable after the annual meeting of the shareholders, and no notice of such first meeting shall be required.

SECTION 6.    Regular meetings of the board of directors shall be held quarterly or more often as shall be determined by the board, at such time and at such place as shall from time to time be determined by the board, and if such regular meeting is held at the time and place so determined, no notice thereof need be given. Special meetings of the board of directors may be called by the chairman of the board of directors, the president or the secretary and shall be called by the secretary on the written request of a majority of directors.

SECTION 7.    Notice of each special meeting of the board of directors shall be given to each director at least 48 hours before the meeting.

SECTION 8.    At all meetings of the board of directors, one-half of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

SECTION 9.    Any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting if all members of the board consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board.

SECTION 10.    The directors shall be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director, or both, as from time to time fixed by the board of directors. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

ARTICLE IV.

COMMITTEES.

SECTION 1.    The board of directors may, by resolution passed by a majority of the whole board, appoint an executive committee consisting of such number of members of the board of directors as shall be determined by the board. The Chairman and the President shall each be a member of the executive committee. The executive committee shall have and may exercise all of the powers and authority of the board of directors in management of the business and affairs of the corporation, including without limiting the foregoing, the power and authority to authorize the issuance or sale of any authorized but unissued stock, or any treasury stock, of the corporation, and to declare a dividend on any class of stock of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided that the executive committee shall not have any power or authority in reference to the submission to shareholders of any action that needs shareholders’ approval under the New York Business Corporation Law, the filling of vacancies in the board of directors or in any committee, the fixing of compensation of the directors for serving on the board or on any committee, the amendment or repeal of the by-laws, or the adoption of new by-laws, or the amendment or repeal of any resolution of the board of directors which by its terms shall not be so amendable or repealable. All acts done and powers conferred by the executive committee shall be deemed to be, and may be certified as being, done or conferred under the authority of the board of directors.

SECTION 2.    The board of directors may, by resolution passed by a majority of the whole board, appoint such other committees, which may include as members directors only, and such committees shall have such powers and duties as the board of directors may properly determine. Each such committee shall report to the board of directors.

SECTION 3.    The board of directors may, by vote of a majority of the whole board, at any time remove any member of any committee or change the number of persons serving on any committee. Subject to such removal or change, members of a committee shall hold office until the first meeting of the board of directors following the annual meeting of shareholders next succeeding their appointment, and until their successors are appointed.

SECTION 4.    Meetings of a committee shall be held at such place, within or without the State of New York, as may from time to time be determined by the board of directors or the committee, and no notice of such regular meetings shall be required. Special meetings of any committee may be called by the chairman of such committee or by the chairman of the board, the president or the secretary of the corporation, and shall be called by the secretary on the written request of any three members of such committee. Notice of a special meeting of any committee shall be given to each member thereof at least 24 hours before the time of meeting. One-half of the members of any committee shall constitute a quorum for the transaction of business by such committee. The act of a majority of the members present at any meeting at which there is a quorum shall be the act of such committee except on matters with respect to which a larger vote is required under applicable law or under some other provision by the by-laws.

SECTION 5.    Any action required or permitted to be taken at any meeting of any committee may be taken without a meeting if all members of such committee consent thereto in writing and the writing or writings are filed with the minutes of proceedings of such committee.

SECTION 6.    Members of committees appointed by the board of directors may be compensated for membership on such committees, and for attendance at meetings thereof, in the same manner as members of the board of directors may be so compensated pursuant to the provisions of Section 10 of Article III hereof, in such amounts as from time to time may be fixed by the board of directors.

ARTICLE V.

NOTICES.

SECTION 1.    Notices to directors, committee members and notices to shareholders (other than notices of shareholders’ meetings) shall be in writing and delivered personally, mailed or transmitted by facsimile or other electronic transmission to the directors, committee members or shareholders at their respective addresses appearing in the records of the corporation. Notice by mail or electronic transmission shall be deemed to be given at the time when the notice shall be mailed or the electronic transmission released.

SECTION 2.    Whenever any notice is required to be given to a person under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by such person, whether before or after the time such notice is required to be given, shall be deemed equivalent thereto. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of directors, shareholders or a committee need be specified in any waiver of notice relating to such meeting.

ARTICLE VI.

OFFICERS.

SECTION 1.    The officers of the corporation shall be elected by the board of directors or appointed in such manner as the board of directors shall specify by resolution and may include a chairman of the board of directors, a president, one or more vice presidents, a secretary and a treasurer (but in any event shall include such officers as may be duly authorized to exercise the duties ordinarily exercised under the New York Business Corporation Law by any of the foregoing officers). Any vice president may be designated as a senior executive vice president, executive vice president or senior vice president by the board of directors or in the manner specified in such resolution. The board of directors may also elect or provide for the appointment of such other officers, assistant officers, agents and employees as it may deem advisable. Two or more offices may be held by the same person. Officers elected by or appointed pursuant to a resolution of the board of directors shall be officers of the corporation only if they are so identified at the time of their election or appointment.

SECTION 2.    The board of directors at its first meeting after each annual meeting of shareholders shall elect the officers. None of the officers other than the chairman of the board of directors need be a member of the board. The board of directors may, at any meeting thereof, fill any office or appoint any assistant officer.

SECTION 3.    The officers and assistant officers of the corporation shall hold office until their successors are chosen and qualify. Any officer or assistant officer elected by or appointed in the manner specified in a resolution of the board of directors may be removed at any time by the board of directors. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filled by the board of directors at any meeting thereof or in the manner specified in a resolution of the board of directors.

SECTION 4.    The board of directors shall elect either the chairman of the board of directors or the president as chief executive officer of the corporation.

SECTION 5.    The chairman of the board of directors or, in the absence or inability to act of the chairman of the board of directors, the president or such other board member as shall be determined by a vote of the directors present, shall preside at all meetings of the shareholders, the board of directors and the executive committee.

SECTION 6.    The officers of the corporation shall have and perform the duties and powers which normally appertain to their respective offices, and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

The board of directors may require any officer, agent or employee of the corporation to give bond for the faithful discharge of his duties, in such sum and of such character as the board of directors may from time to time prescribe.

SECTION 7.    The chairman of the board of directors, or, in the absence or inability to act of the chairman of the board of directors, the president or any vice chairman, or such other officer as may be designated by the board of directors, shall have the power, subject to any specific direction by the board of directors of the corporation, to vote or give a proxy for the voting of all shares of stock of any corporation owned by the corporation at any meeting of the shareholders of any such corporation.

ARTICLE VII.

CERTIFICATES OF STOCK.

SECTION 1.    The interest of each shareholder in the corporation shall be evidenced by a certificate or certificates for shares of stock of the corporation, in such form as the board of directors may from time to time prescribe. The certificates for shares of stock of the corporation shall be signed by the chairman of the board of directors, a vice chairman, the president or a vice president and by the secretary or the treasurer or an assistant secretary or an assistant treasurer. The stock certificates shall bear the following legend:

“The shares evidenced by this certificate are subject (a) to the restrictions upon transfer and the options to purchase contained in the Certificate of Incorporation of the corporation and (b) to the restrictions upon transfer contained in certain agreements made by the owner of these shares with, or imposed on such owner by, various stock exchanges. Such owner, by accepting this certificate, agrees that he is bound by such provisions and to all other provisions of the Certificate of Incorporation.

Without limiting the foregoing, the corporation shall have the right at any time to redeem or convert to a fixed income security all or any part of the shares of stock of the corporation represented by this certificate where owned by any person required to be approved by the Board of Directors of the New York Stock Exchange as a member, allied member or approved person who fails or ceases to be so approved as may be necessary to reduce such party’s ownership of voting stock in the corporation below that level which enables such party to exercise controlling influence over the management or policies of the corporation. The shares of stock represented by this certificate are subject to the restrictions set forth in SEC Rule 15c3-1(e)(2).”

SECTION 2.    Subject to the restrictions referred to in Section 1 of this Article VII, the shares of stock of the corporation shall be transferable on the books of the corporation by the holders thereof in person or by duly authorized attorney, upon surrender for cancellation of certificates for a like number of shares of the same class of stock, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures as the corporation or its agents may reasonably require.

SECTION 3.    No certificate for shares of stock of the corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of the loss, theft or destruction and upon indemnification of the corporation and its agents to such extent and in such manner as the board of directors may from time to time prescribe.

ARTICLE VIII.

GENERAL.

SECTION 1.    All checks or demands for money and notes or contracts of the corporation, and all instruments effecting or evidencing loans or guarantees by the corporation or transfers of securities by the corporation, shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate. Any such signatures may be facsimiles, to the extent authorized from time to time by the board of directors.

SECTION 2.    The fiscal year of the corporation shall be the calendar year.

SECTION 3.    The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, New York”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE IX.

AMENDMENTS.

These by-laws may be altered or repealed, and new by-laws made, by the board of directors, but the shareholders may make additional by-laws and may alter or repeal any by-law whether adopted by them or otherwise.

ARTICLE X.

INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES.

The Corporation shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor of the Corporation, provided that this provision shall not provide for indemnification to be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.